SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (Date of earliest
                                event reported):

                                January 11, 2002

                               Accelio Corporation
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             (Exact name of registrant as specified in its charter)



                                  Canada 1-111898 N/A
 ----------------------------    -----------------------   ---------------------
 (State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
  of Incorporation)                                       Identification Number)



              560 Rochester Street, Ottawa, Ontario K1S 5K2, Canada
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               (Address of principal executive offices) (zip code)


                                 (613) 230-3676
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On January 11, 2002, Accelio Corporation (the "Company") announced its primary reasons for rejecting Open Text Corporation's (Open Text) unsolicited tender offer (the "Offer") for all of the shares of the Company. The Company also provided a response to an application by Open Text to the Ontario Securities Commission (the "OSC") for an order to require the Company to deliver its Directors' Circular, which has been filed with the Securities and Exchange Commission as an exhibit to the Company's Schedule 14D-9F filed on January 10, 2002, in response to the Offer.

     The Company was advised by the OSC that an order was not required since the Directors' Circular was delivered to the Company's shareholders on January 10, 2002. The OSC has advised the Company of its view that the Offer began on December 20, 2001 and that it has recommended to Open Text that it withdraw its application to the OSC.

     The Board of Directors considers the Offer to be financially inadequate for the following reasons:

     o The Company's financial advisor, CIBC World Markets, has provided the Company with a written opinion, attached to the Directors' Circular, that Open Text's offer to the Company's shareholders of Cdn. $2.75 per share is financially inadequate;

     o The Offer is low relative to customary financial benchmarks for comparable transactions;

     o The Offer does not recognize the value of the Company's tax benefits of approximately $140 million and net cash on hand of approximately $19.6 million as of October 31, 2001; and

     o The Offer represents a discount to the current market price of the Company's common shares.

     The Directors' Circular further states that the Offer is an attempt to acquire the Company before the impact of the following changes to the Company are reflected in the market price of the Company's common shares:

     o Significant changes to the Company's sales organization, including an expansion of its sales force;

     o The strengthening of the Company's management team in all major departments over the last 18 months;

     o A significant strategic partnership with Accenture Ltd. (coupled with the Company's established customer base of more than 7,000 customers in 55 countries); and

     o The restructuring of the Company's cost base through a series of layoffs and internal reorganizations, and the modification of the Company's bonus incentive program to align it more closely with considerations of shareholder value.

     Shareholders are advised to review the Directors' Circular, which was delivered by mail to all registered shareholders of the Company beginning January 10, 2002 and was filed as an exhibit to the Company's Schedule 14D-9F filed on January 10, 2002, in response to the Offer. A copy of the Directors' Circular is available on the Company's website at http://www.accelio.com/includes/vault/pdf/AccelioDirectorsCircular.pdf

     The Board of Directors continues to consider a variety of alternatives for the Company including possible transactions with a number of interested parties. The Offer will not expire before February 4, 2002 and shareholders are encouraged to await further communication from the Board of Directors.




ITEM 7.   EXHIBITS.

     (a)  Financial statements and pro forma financial information.

          None.

     (b)  Exhibits.

          99.1 Text of Press Release of the Company dated January 11, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ACCELIO CORPORATION
                                  (Registrant)



                                  By:  /s/ Trey Graham
                                     -------------------------------------------
                                     Name:   Trey Graham
                                     Title:  Senior Vice President, Finance
                                             and Chief Financial Officer

Dated: January 15, 2002